SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of Earliest Event) February 6, 2001


                             Ranger Industries, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       Connecticut                   000-18669                    060768904
       -----------                  -----------                ---------------
     (State or Other               (Commission                (I.R.S. Employer
      Jurisdiction of               File Number)               Identification
      Incorporation)                                           No.)


                3400 82nd Way North, St. Petersburg, FL             33710
                ---------------------------------------           --------
               (Address of Principal Executive Offices)          (Zip Code)


                                 (727) 381-4904
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                     One Regency Drive, Bloomfield, CT 06002
          ------------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report.)

Item 1.  Changes in Control of Registrant
-----------------------------------------

     On February 6, 2001, pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of December 29, 2000, by and among Bumgarner Enterprises, Inc., a Florida corporation ("Bumgarner"), Ranger Industries, Inc. ("Ranger") and BEI Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of Ranger ("BEI"), as amended by the amendment to the Agreement and Plan of Merger and Reorganization, dated as of January 23, 2001, by and among Bumgarner, Ranger and BEI (the "Merger Agreement," (i) Bumgarner merged with and into BEI, with Bumgarner continuing as the surviving entity (the "Merger"), (ii) each share of Bumgarner common stock, par value $.001, was converted into one share of common stock, par value $.01 per share ("Common Stock") of the Registrant. A copy of the Merger Agreement is filed herewith as Exhibit 3. As a result of, and following the completion of the
Merger:

     o Charles G. Masters, the principal shareholder of Bumgarner, acquired 11,401,000 shares of Ranger common stock (including 400,000 shares held through a trust of which he is the trustee); and

     o The former directors of Ranger resigned and appointed Mr. Masters, Robert Sherman Jent, and Henry C. Shults, Jr., to the Ranger board of directors.

The former directors (and principal shareholders) of Ranger from whom control had been assumed were Morton E. Handel, formerly president and chief executive officer of Ranger (and owner of 500,000 shares of Ranger common stock) and Isaac Perlmutter (owner of 1,136,137 shares of Ranger common stock). Raymond Minella, also a director of Ranger immediately prior to the Merger, did not own any shares of Ranger common stock. Ranger had previously advised all of its shareholders of this pending change of control and appointment of directors with a notification sent pursuant to SEC Rule 14f-1.

     Mr. Masters had acquired his interest in Bumgarner (which he exchanged for his interest in Ranger) with his personal funds and as compensation for services rendered prior to August 2000.

     Bumgarner borrowed all of the funds necessary to complete the tender offer and its obligations under the Handel and Perlmutter Purchase Agreements from Guaranty Bank & Trust Company, Denver, Colorado ("Guaranty"). Bumgarner and Guaranty entered into a loan agreement by which Guaranty agreed to provide up to $8.5 million to Bumgarner. Bumgarner paid a fee of $4,000, and will pay interest of 6.4% per annum on a monthly basis throughout the term of the loan. The term of the loan is 12 months and it matures on January 29, 2002. Bumgarner agreed to collateralize the loan using $9,000,000 that the affiliates of Bumgarner, including Mr. Masters, caused Ranger to place on deposit with Guaranty upon the consummation of the Merger. The loan agreement provides that Bumgarner may pay the entire amount due at any time before the maturity date, with no prepayment penalty. Bumgarner may elect to prepay a portion of the loan with the funds on deposit, but expects to be able to repay the loan with cash flow from its anticipated operations, if successful.

     Following the completion of the Merger, Bumgarner completed its tender offer to acquire up to 4,225,000 shares of Ranger common stock. The offer was over-subscribed, with 4,601,720 shares having been tendered. Consequently, Bumgarner has purchased approximately 91% from each person who tendered shares except with respect to Mr. Handel and Mr. Perlmutter. As discussed in the Offer to Purchase for Cash up to 4,225,000 Shares of Common Stock of Ranger at $2.00 per Share by Bumgarner, as amended by the supplement and Second Supplement thereto, dated as of January 24, 2001 and January 29, 2001, respectively (the "Offer to Purchase"), and the Tender Offer Statement on Schedule TO filed by Bumgarner, as amended (the "Schedule TO") pursuant to which the Tender Offer was completed, Bumgarner had an obligation to purchase all shares tendered by Mr. Handel and Mr. Perlmutter regardless of any proration required by the Tender Offer.

     As a result of the Merger and the Tender Offer, the following table sets forth the names and addresses of the principal shareholders of Ranger Industries, Inc., the share ownership by the directors of Ranger Industries and the share ownership of all directors and executive officers as a group. This is based on the total number of shares outstanding before the consummation and closing of the Merger and the Tender Offer (5,278,644), less the number of shares purchased (4,225,000) in the Tender Offer, less the additional shares purchased from Mr. Handel and Mr. Perlmutter (151,803), and plus the number of shares issued in the merger with Bumgarner (14,720,000), resulting in a total of 15,621,841 shares of Ranger common stock outstanding.

Ranger Industries, Inc.                                                   Page 2
Form 8-K; February 6, 2001

Name                         Position               Number of Shares  Percentage
                                                    (1)
------------------           -------------------    ----------------  ----------
Charles G. Masters           Director, President,   11,401,000 (2)      72.98%
3400 82nd Way North          Treasurer, Chief
St. Petersburg, FL 33710     Executive Officer

Robert Sherman Jent          Director, Secretary           0             0.00%

Henry C. Shults, Jr.         Director                      0             0.00%

George Ruppell               Shareholder             1,000,000           6.40%
Modern Tool & Die Corp.
5201 102nd Avenue North
Pinellas Park, FL 33780

Total of all directors and                          11,411,000
executive officers (four                                                73.05%
persons)

(1) This table is based upon information contained in the books and records of the Company. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,621,841 shares of Common Stock outstanding on completion of the merger and the tender offer as described above.

(2) Includes 400,000 shares of common stock held in the name of the Charles G. Masters Trust Fund for which Charles G. Masters served as Trustee.

     Charles G. Masters is chief executive officer, president, treasurer, and a director of Ranger. Mr. Masters served as Bumgarner's founder, President and sole director since March 1998. Since 1973, Mr. Masters has also served as the president of DataCash Systems, Inc., a privately owned consulting company specializing in business and corporate development and since 1974, Mr. Masters has served as president of MicroBeam Corporation, a privately owned computer software and consulting company. The principal place of business for each of these companies is located at 3400 82nd Way North, St. Petersburg, FL 33710. Mr. Masters received a B.S.E.E. ('61) from Duke University, a M.S.E.E. ('64) from the University of Pittsburgh and a M.S.M.S.('66) from the Johns Hopkins University.

     Robert Sherman Jent is a director and secretary of Ranger, and has been self-employed as an investment banking consultant since March 2000. He was employed by Westport Resources Investment Services, Inc. as an investment banking and securities brokerage manager from July 1999 through March 2000. He was employed as an investment banking and securities brokerage manager by Nutmeg Securities, Ltd. from October 1995 through July 1999.

Ranger Industries, Inc.                                                   Page 3
Form 8-K; February 6, 2001

     Henry C. Shultz, Jr. is a director of Ranger, and has served as the president of Inter-Oil & Gas Group, Inc., an oil and gas exploration and development company, since 1985.

     Neither Mr. Masters, Mr. Jent, nor Mr. Shults has been convicted in a criminal proceeding during the past five years. Neither Mr. Masters, Mr. Jent, nor Mr. Shults was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order regarding federal and state securities laws violations.


Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

     As a result of Ranger acquiring Bumgarner in the Merger described in Item 1, above, Ranger made a significant acquisition of assets in the oil and gas industry.

     Because Ranger wants to provide you with more meaningful and useful information, this report contains certain "forward-looking statements" (as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended). These statements reflect Ranger's current expectations regarding its possible future results of operations, performance, and achievements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

     Wherever possible, Ranger has tried to identify these forward-looking statements by using words such as "anticipate," "believe," "estimate," "expect," "plan," "intend," and similar expressions. These statements reflect Ranger's current beliefs and are based on information currently available to Ranger. Accordingly, these statements are subject to certain risks, uncertainties, and contingencies, which could cause Ranger's actual results, performance, or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties and contingencies include, without limitation, the factors set forth herein under "Factors That May Affect Future Operating Results." Ranger has no obligation to update or revise any such forward-looking statements that may be made to reflect events or circumstances after the date of this report.

     General. Bumgarner Enterprises, Inc. was incorporated under the laws of the State of Florida in March 1998. Bumgarner's principal executive offices are located at 3400 82nd Way North, St. Petersburg, FL 33710. Its telephone number is (727) 381-4904, and its facsimile number is (727) 381-3904. Bumgarner Enterprises engaged in no business operations until, in October 2000, Bumgarner purchased a 74.415% interest in the Henryetta Joint Venture, a joint venture expecting to engage in exploration drilling for oil and gas in Okfuskee and Coal counties, Oklahoma.

     Prior to the merger, neither Bumgarner nor Mr. Masters owned any Ranger common stock or transacted any business with Ranger or any of its affiliates.

Ranger Industries, Inc.                                                   Page 4
Form 8-K; February 6, 2001

     Oil and Gas Exploration and Development - Purchase of Joint Venture Interest. Bumgarner has not been engaged in any significant business activities since its incorporation. Bumgarner intends to place its emphasis in the oil and gas segment -- acquiring interests in non- producing or producing oil or gas properties and participating in drilling operations.

     As its first effort in that direction, in October 2000, Bumgarner purchased a 74.415% working interest in the Henryetta Joint Venture, a joint venture formed by Inter-Oil & Gas Group, Inc., in September 1998 (the "Henryetta Joint Venture" or the "Joint Venture"). (Bumgarner will be responsible for approximately 93% of all costs of the Joint Venture, including the drilling of wells, and will receive 93% of all net revenues until it receives a return of its investment (payout); after payout, Bumgarner's interest will reduce to 74.415%). The Henryetta Joint Venture was formed under Oklahoma law and owns four leasehold interests (consisting of 1,520 gross, 664 net, acres) in Okfuskee and Coal counties, Oklahoma. The property at present has no producing oil or gas wells on it, although (as described below) the Joint Venture plans initially to drill (and, if warranted, complete) four wells (one on each lease) at a total cost of approximately $2,200,000 (of which Bumgarner's share will be approximately 93%). Bumgarner's investment in the Joint Venture will provide funding for the project. Bumgarner has included more information about these exploratory oil and gas leases, below.

     Bumgarner purchased its interest in the Joint Venture in exchange for $2,073,728, represented by a promissory note bearing interest at 6% per annum, due in full on October 10, 2001 (with certain incremental payments to be made before maturity). Bumgarner intends to use funds to be provided by Ranger following the completion of the merger and the tender offer to meet its obligations under this note. There are three members of the Joint Venture in addition to Bumgarner and Inter-Oil & Gas Group (the manager of the Joint Venture which owns a 20% after-payout interest in the Joint Venture).

     Inter-Oil & Gas Group, Inc. is the manager of the Joint Venture. There is no affiliation or other relationship between Bumgarner or its affiliates and Inter-Oil & Gas Group. As manager, Inter-Oil & Gas Group may (in its discretion) make calls to the members of the Joint Venture for additional assessments for drilling and other operating activities. Bumgarner will be responsible to pay approximately 93% of any assessment. Under the Joint Venture agreement, revenues and expenses will be shared by each member of the Joint Venture in accordance with its interest. This means that:

     o Bumgarner will share in 93% of all revenues and expenses before payout, and 74.415% after payout;
     o Inter-Oil & Gas Group (which has no investment in the Joint Venture) will be entitled to share in 20% of all revenues and expenses after payout; and
     o the other members will collectively share the remaining 7% (before payout) and 5.585% after payout (which they purchased in 1998 and 1999, and for which they paid $16,732 per 1%).


Ranger Industries, Inc.                                                   Page 5
Form 8-K; February 6, 2001

     As manager of the Joint Venture, Inter-Oil & Gas Group has a significant amount of authority to direct the Joint Venture's activities, although it is obligated to perform its duties "in an efficient and businesslike manner with due caution and in accordance with the established practices of the oil and gas industry." Under the agreement, the Joint Venture has agreed to indemnify and hold its manager harmless from any liability except to the extent it results from the manager's gross negligence or willful misconduct. The Joint Venture's obligation to indemnify the manager is limited to the Joint Venture's assets, and no member will have personal liability to the manager resulting from any indemnification obligation.

     The Joint Venture is, however, treated as a general partnership under Oklahoma law. Consequently, Bumgarner and the other members of the Joint Venture are potentially directly liable, jointly and severally, for any obligations the Joint Venture may owe to third parties who have not limited their right to proceed against the members. If a well casualty occurs, or any form of personal or other injury to a person working on the Joint Venture's property occurs, the person suffering the injury may seek to hold the Joint Venture and its members jointly and severally liable, even when resulting from the manager's negligence, gross negligence, or willful misconduct. To the extent that any damages exceed the assets of the Joint Venture and any insurance proceeds, Bumgarner and the other members may be directly responsible. It is customary in the oil and gas industry for the manager of a joint venture such as the Henryetta Joint Venture to maintain insurance to meet anticipated contingencies. Although the Joint Venture does not have any insurance at the present time, it intends to obtain appropriate insurance before it commences any drilling activities on the properties.

     The agreement provides that the Joint Venture will pay Inter-Oil & Gas Group a management fee equal to 7.2% of the total subscriptions, or approximately $145,000 based on the subscription being made by Bumgarner. The agreement provides that the Joint Venture will pay, or reimburse the manager for, operating expenses, but does not provide for the payment of any additional fee to the manager for performing his duties as manager. The Joint Venture will pay the manager an operating fee of $25,000 each in connection with the two initial wells to be drilled in Coal County, and approximately $12,000 for each of the two wells to be drilled in Okfuskee County.

     The agreement restricts the ability of Bumgarner or any other member to transfer its Joint Venture interest. Finally, the Joint Venture will automatically terminate, unless renewed, in 2010.

     General Oil and Gas Exploration and Development - Company Strategy. Bumgarner expects to engage in a broad range of activities associated with the oil and gas business in an effort to develop oil and gas reserves through the Henryetta Joint Venture and individually, outside of the Joint Venture. With the assistance of its management, independent contractors Bumgarner expects to retain from time to time, and, to a lesser extent, unsolicited submissions, Bumgarner hopes to identify and acquire additional prospects that Bumgarner believes are suitable for drilling and acquisition, either through the Joint Venture or independently from the Joint Venture. As a result of the Joint

Ranger Industries, Inc.                                                   Page 6
Form 8-K; February 6, 2001

Venture, its primary area of interest is in the state of Oklahoma, but Bumgarner expects to participate in the oil and gas industry throughout the Midwest and western states to the extent its financing will permit.

     Even though the Merger was completed, Bumgarner may not be able to finance oil and gas acquisitions solely through its own resources, and there can be no assurance that Bumgarner will be able to obtain additional financing when necessary. Consequently, Bumgarner anticipates identifying undeveloped or developed prospects or production to acquire and then seek other industry investors or other interested parties who may be willing to participate in these activities with Bumgarner. Bumgarner anticipates retaining a promotional interest in any prospects, but generally it may have to finance a portion (and sometimes a significant portion) of any acquisition and drilling costs. Bumgarner may be able to acquire interests in producing properties by issuing shares of Ranger common stock, but it will probably have to do so at a discount from the market because of the restricted nature of the shares that can be issued. This will make the issuance of Bumgarner stock as consideration for prospects more difficult and expensive than were Bumgarner able to issue registered stock.

     Where Bumgarner acquires an interest in acreage on which exploration or development drilling is planned, it does not expect to assume the entire risk of acquisition or drilling. Rather, Bumgarner will assess the relative potential and risks of each prospect and determine the degree to which it will participate in the exploration or development drilling. Generally, it is more beneficial to invite industry participants to share the risk and the reward of the prospect by financing some or all of the costs of drilling contemplated wells. In such cases, Bumgarner may retain a carried working interest, a reversionary interest, or may be required to finance all or a portion of its proportional interest in the prospect. Although this approach reduces its potential return should the drilling operations prove successful, it also reduces its risk and financial commitment to a particular prospect.

     Conversely, Bumgarner may from time to time participate in drilling prospects offered by other persons if Bumgarner believes that the potential benefit from the drilling operations outweighs the risk and the cost of the proposed operations. This approach allows Bumgarner to diversify into a larger number of prospects at a lower cost per prospect, but these operations (commonly known as "farm-ins") are generally more expensive to Bumgarner than operations where it offers the participation to others (known as "farm-outs").

     Principal Products Produced and Services Rendered. Bumgarner has produced no oil, gas, or other products to date. If Bumgarner's activities with the Henryetta Joint Venture are successful (as to which Bumgarner can offer no assurance), Bumgarner anticipates that the Joint Venture will produce crude oil and natural gas for its account during calendar year 2001. Crude oil and natural gas are generally sold to various entities, including pipeline companies, which usually service the area in which its producing wells are located.


Ranger Industries, Inc.                                                   Page 7
Form 8-K; February 6, 2001

     Distribution Methods of the Products or Services. Bumgarner is not involved in, and does not expect to become involved in, the distribution aspect of the oil and gas industry.

     Status of any Publicly Announced New Products or Services. Bumgarner does not have, and it does not expect to have, a new product or service that would require the investment of a material amount of its assets or which Bumgarner believes is material to its business.

     Competitive Business Conditions. The exploration for and development, production and acquisition of oil and gas are subject to intense competition. The principal methods of competition for the acquisition of oil and gas are the payment of:

     o    cash bonuses at the time of the acquisition of leases;
     o    delay rentals and the amount of annual rental payments;
     o    advance royalties and the use of differential royalty rates; and
     o the stipulations requiring exploration and production commitments by the lessee.

     Many of Bumgarner's potential competitors in the oil and gas industry have vast experience, are larger and have significantly greater financial resources, existing staff and labor forces, equipment, and other resources than Bumgarner. Consequently, these competitors will likely be in a better position to compete for projects in the oil and gas industry, the only industry in which Bumgarner plans to compete.

     In addition, the availability of a ready market for oil and gas will depend upon numerous factors beyond Bumgarner's control, including the extent of domestic production and imports of oil and gas, proximity and capacity of pipelines, and the effect of federal and state regulation of oil and gas sales, as well as environmental restrictions on exploration and usage of oil and gas. Further, Bumgarner expects that competition for leasing of oil and gas prospects will become even more intense in the future. Bumgarner expects to have only a minimal competitive position in the oil and gas industry.

     Sources and Availability of Raw Materials. To conduct business in the oil and gas industry, Bumgarner will depend on the availability of such items as drilling rigs and other equipment, casing pipe, drilling mud and other supplies, core drilling equipment, and other equipment necessary for its operations. Although Bumgarner foresees no short supply or difficulty in acquiring any equipment relevant to the conduct of its business, Bumgarner cannot offer any assurances that these items will be available or that Bumgarner will be able to acquire the items on economically feasible terms.

     Dependence Upon One or a Few Major Customers. Since Bumgarner has had no production to date, it has had no major customers. Generally, however, Bumgarner anticipates that a limited number of purchasers will purchase any oil and gas Bumgarner or the Joint Venture may produce. Even in such a case, however, Bumgarner does not believe the loss of any customer would adversely impact revenues because it believes that oil and gas sales are primarily market driven

Ranger Industries, Inc.                                                   Page 8
Form 8-K; February 6, 2001
and are not dependent on particular purchasers. Consequently, it believes that substitute purchasers would be available based on the widespread uses of and the need for oil and gas.

     Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts. Bumgarner does not own any patents, licenses, franchises, or concessions. The Joint Venture owns certain oil and gas interests which were granted by private landowners.

     Need for Governmental Approval of Principal Products or Services. Bumgarner does not need to seek government approval of its principal products.

     Effects of Existing or Probable Governmental Regulation. Oil and gas exploration and production are open to significant governmental regulation including worker health and safety laws, employment regulations and environmental regulations. Operations that occur on public lands may be subject to further regulation by the Bureau of Land Management, the U.S. Army Corps of Engineers, or the U.S. Forest Service as well as other federal and state agencies. Bumgarner does not anticipate that these regulations will have an adverse impact on its ability (directly, through the Joint Venture, or through other entities in which it may become involved) to participate in the oil and gas industry.

     Estimate of Amounts Spent on Research and Development Activities. Bumgarner has not engaged in any material research and development activities since its inception and it does not expect to do so.

     Costs and Effects of Compliance with Environmental Laws (federal, state and local). Because Bumgarner expects to be engaged in extracting natural resources, its business will be subject to various federal, state and local provisions regarding environmental and ecological matters. Therefore, compliance with environmental laws may necessitate significant capital outlays, affect its earnings potential, and cause material changes in its current and proposed business activities. Based on these laws as they currently exist, however, it does not expect that they will materially hinder or adversely affect its business.

     Employees. At the present time, Bumgarner has one employee, Charles G. Masters, president of Bumgarner, who has accrued a salary of $10,000 per month since August 1, 2000. This salary will be paid to Mr. Masters to the extent Bumgarner has adequate funds available.

     Properties - General Information. Bumgarner owns no direct interest in any oil or gas properties at the present time. Its only interest is through the Henryetta Joint Venture. All of the following information relates to Bumgarner's indirect 74.415% after payout interest in the Henryetta Joint Venture. As noted above, Bumgarner will forfeit that entire interest unless it pays the amounts due on its promissory note to the Joint Venture by October 10, 2001 with certain incremental payments to be made before maturity.


Ranger Industries, Inc.                                                   Page 9
Form 8-K; February 6, 2001



     Properties - Undeveloped Acreage - Lease Descriptions. All of the interests held by the Henryetta Joint Venture are in undeveloped acreage in Coal and Okfuskee counties, in south central and central Oklahoma, respectively. This prospect consists of four leases from private landowners. The following table summarizes the Joint Venture's interest in its four leases.

                                                                          Net Acres (2)
                                                             Gross        (to the Joint        Net Acres (3)
Land description                                            Acres (1)        Venture)          (to Bumgarner)

Lease A                                        private         0                40                  29.766
SW 1/4 SW1/4 ss.14, T10N, R12E                 landowner
Lease B                                        private         480              33.8                25.2
SW 1/4 SW 1/4 ss.28, SE 1/4 ss.29,             landowner
NW 1/4 NE 1/4 ss.32, E 1/2 NE 1/4 ss.32,
NW 1/4 ss.33, all in T11N, R11E
Okfuskee county
Lease C                                        private         520              270.5              201.3
SE 1/4 NE 1/4 ss.11,                           landowner
N 1/2 and N 1/2 S 1/2 ss.12,
all in T3N, R8E
Coal county
Lease D                                        private         440              320                238.1
NE 1/4 SW 1/4  and W1/2 W 1/2 ss.5,            landowner
NE 1/4 SE 1/4 and S 1/2 SE 1/4 ss.6,
NE 1/4 ss.7, and NW 1/4 NW 1/4 ss.8,
all in T3N, R9E
Coal county
NE 1/4 ss.19, T10N, R13E ss.19, T10N, R13E

(1) A "gross acre" is an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.

(2) A "net acre" is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

(3) This reflects Bumgarner's interest in the Joint Venture (74.415%) times the net acres owned by the Joint Venture. Bumgarner's interest in this property is through the Joint Venture; Bumgarner has no direct interest in this property.

The general geology for this region shows many structural features. There is a long north-south horst-block about one mile to the west of the south Henryetta prospect. There are faults on either side of this horst-block (an uplifted geological block). In addition, data obtained from seismic studies in the area show a 150 foot vertical fault just to the west of the prospect. This information lends support to the existence of fracturing, and the possible or probable existence of oil and gas within the south Henryetta prospect. The principal formations in the area are the Gilcrease, Wapanucka, Cromwell, and Booch formations (generally at depths of from 2,000 feet to 3,500 feet), the Hunton and Wilcox formations (at about 4,000 feet), and the Oil Creek and

Ranger Industries, Inc.                                                  Page 10
Form 8-K; February 6, 2001

Arbuckle formations (at from 4,800 to 5,000 feet). Because there has been no drilling on the south Henryetta prospect, Bumgarner has not definitively established that these formations exist on the prospect or that (if they exist) they are capable of producing oil or gas in commercial quantities.

     Although there are no producing wells on the south Henryetta prospect, there are numerous wells in the surrounding area. Many of these wells have been drilled to depths from 2,000 feet to 7,000 feet, with some being deeper than that. These wells have reported production of significant amounts of oil and gas.

     Properties - Undeveloped Acreage - Lease Obligations. As noted, the Joint Venture has interests in four oil and gas leases. The following table provides certain information regarding these leases.


                                                      Landowner's Royalty/Other
Lease                     Primary Term                     Royalty Interest
A                           Oct. 2003                            20%
B                           June 2002                            20%
C                           Aug. 2002                            20%
D                           Aug. 2002                            20%

     The leases are each "fully-paid" leases that require no additional annual rental payment or other payment before the expiration of their respective terms. Each of the leases will continue beyond their primary term as long as oil or gas is being produced from the lease in paying quantities. In each case, the wells contemplated by the Joint Venture are expected to meet this requirement, providing that they can be successfully completed (although Bumgarner can offer no assurance that any of the wells will produce oil or gas in paying quantities even if completed).

     Properties - Proposed Drilling Activity. The Henryetta Joint Venture has not participated in the drilling of any wells seeking oil or gas.

     When adequately financed, the Henryetta Joint Venture expects to drill four wells. One well will be drilled on each of its leases. Three of those wells are classified as exploratory or "wildcat" wells; one well (classified as "proved, undeveloped") offsets a producing well owned by other people.

     As noted above, the Joint Venture does not own the entire working interest within the areas of the four leases. Unless the Joint Venture owns or controls the entire working interest, it is not able to drill any wells. Oklahoma has a procedure called "forced pooling" by which an oil and gas operator, such as Inter-Oil & Gas Group, can apply to the Oklahoma Corporation Commission to force other landowners to pool their mineral interests with the interests of that operator. If the Joint Venture is not able to lease the remaining working interests on terms it believes to be reasonable, Inter-Oil & Gas Group intends to apply to force pool the remaining working interests on terms similar to the

Ranger Industries, Inc.                                                  Page 11
Form 8-K; February 6, 2001
leases which it has obtained from the other property owners, including a royalty interest no greater than 20%. Typically this process takes about 30 days from the application to the Corporation Commission to the final determination.

     The remaining 50% working interest in Lease A described in the table, above, is held by a unit of the Cherokee Nation. Because the Cherokee Nation is still under the protectorate of the United States, Inter-Oil & Gas Group will have to negotiate with not only representatives of the Cherokee Nation, but also the Bureau of Indian Affairs of the United States Department of the Interior to obtain a lease on the remaining 50% working interest. Working interests owned by the Cherokee Nation or other Indian groups are not subject to forced pooling. Although Inter-Oil & Gas Group has advised Bumgarner that it has had success in obtaining leases from the Cherokee and other Indian nations in Oklahoma in the past, this is more difficult than in the case of private landowners, and there can be no assurance of success.

     As a result of its ability to "force pool" private landowners and its past success in obtaining Indian leases, however, Inter-Oil & Gas Group has advised Bumgarner that it reasonably expects to have or control 100% of the working interest and no less than 80% net revenue interest in each of the four lease prospects before commencing drilling operations within that prospect.

     After the remaining working interests have been obtained, Inter-Oil & Gas Group has advised Bumgarner that the wells are expected to cost the Joint Venture a total of approximately $2,200,000 (93% of which will be allocated to Bumgarner). This includes the initial drilling of the well to the point (the "casing point") where the well is tested for the presence of oil or gas in commercial quantities and the manager will make a decision whether to install casing and production equipment ("completion"), or to plug and abandon the well. Generally the well will be completed where testing indicates that oil and gas is present in commercial quantities, and production in "paying quantities" is likely (although not assured). The manager will bear no cost of drilling to the casing point or completion of the wells, and if the wells are completed but are not able to produce oil or gas in paying quantities, the manager will have no risk. Bumgarner and the other three members of the Joint Venture will bear all of the expense and (therefore) all of the risk of the drilling.

     After the first well on each lease, Inter-Oil & Gas Group will bear its proportional share (20%) of further expenses. This will reduce the cost and the risk to Bumgarner and the other joint venture members. The following table sets forth certain cost information for the first wells to be drilled on each of the leases, and also the number of additional wells that may be drilled on the leases. The decision whether to drill any additional wells on any of the leases will be made only after the first well has been drilled and completed or abandoned, based on the geologic data known and which is developed.

Ranger Industries, Inc.                                                  Page 12
Form 8-K; February 6, 2001

         Estimated                    Cost from                      Additional
         Well Cost     Cost to     Casing Point to   Cost to Plug  Possible Well
Lease    (Total)     Casing Point    Completion      and Abandon     Locations
-----    -------     ------------    ----------      -----------     ---------
A        $282,500        40%             60%           $10,000          -0-
B        $282,500        40%             60%           $10,000           4
C        $747,000        40%             60%           $10,000           4
D        $747,000        40%             60%           $10,000           3


     The Henryetta Joint Venture has achieved no production, and therefore has no information regarding net production, average sales price or average production costs.

     Since there are no productive wells on the south Henryetta prospect, Bumgarner has no information regarding gross or net productive oil and gas wells, developed acres, or overriding royalty interests.

     Bumgarner is not obligated to provide a fixed and determinable quantity of oil and gas in the future under existing contracts and agreements.

     Properties - Reserve Information - Oil and Gas Reserves. Even though the four leases are undeveloped, Sycamore Resources LLC, Tulsa, Oklahoma, has determined that Lease A contains "proved undeveloped reserves" because the well to be drilled on Lease A will offset an existing producing well located on a neighboring property. None of the other three leases contain proved reserves.

     Sycamore Resources has evaluated Bumgarner's oil and gas reserves attributable to the Joint Venture's interest in Lease A at November 1, 2000. Reserve calculations by independent petroleum engineers involve the estimation of future net recoverable reserves of oil and gas and the timing and amount of future net revenues to be received therefrom. Those estimates are based on numerous factors, many of which are variable and uncertain. Reserve estimators are required to make numerous judgments based upon professional training, experience and educational background. The extent and significance of the judgments in themselves are sufficient to render reserve estimates of future events, actual production determinations involve estimates inherently imprecise. Since reserve revenues and operating expenses may not occur as estimated. Accordingly, it is common for the actual production and revenues later received to vary from earlier estimates, and such variances may be significant. Estimates made for undeveloped properties or during the first few years of production from a property are generally not as reliable as later estimates based on a longer production history. Reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Also, potentially productive gas wells may not generate revenue immediately due to lack of pipeline connections and potential development wells may have to be abandoned due to unsuccessful completion techniques. Hence, reserve estimates can be expected to vary from year to year.

Ranger Industries, Inc.                                                  Page 13
Form 8-K; February 6, 2001

     Estimated Proved Reserves/Developed and Undeveloped Reserves. For the purposes of the following discussion, you should note that:

     o Proved Undeveloped Reserves are defined by the Society of Petroleum Engineers to be reserves from established producing zones that will require expenditures in excess of recompletion attempts. Normally this would include drilling wells that offset existing production, and increased reserves due to secondary and tertiary efforts. This will take considerable investment. Proved Undeveloped Reserves are considered to be of higher risk that the Proved Developed Producing Reserves or Proved Developed Nonproducing Reserves.

     o Probable reserves are defined as reserves not directly offsetting existing production, but production of comparable size is in the area. The reserves assigned must be normalized to the surrounding area's production - in other words, the mean or average for a similar structure. Probable Reserves carry a higher risk than Proved Undeveloped Reserves.

     Since the Henryetta Joint Venture has no producing wells, it has no Proved Developed Producing Reserves, or Proved Developed Nonproducing Reserves. To the extent that the Joint Venture can claim any reserves attributable to its interest, the independent engineer has identified Proved Undeveloped Reserves on Lease A, and Probable Reserves on the remaining three leases. The requirements of governmental authorities will not permit disclosure of reserves carrying a lower classification than "Proved Undeveloped."

     Oil and Gas Reserves Reported to Other Agencies. Neither the Joint Venture nor Bumgarner has filed any estimates of oil or gas reserves with, or have included such information in reports to, any federal authority or agency.

     Title Examinations: Oil and Gas. As is customary in the oil and gas industry, Bumgarner performs only a perfunctory title examination at the time of acquisition of undeveloped properties. In acquiring the leases, Bumgarner relied on a title report prepared by a landman who is experienced in reviewing title records in Oklahoma. Prior to the commencement of drilling, Inter-Oil & Gas Group has advised Bumgarner that the Joint Venture will obtain a drilling title opinion. If this title opinion (which will be written by an attorney experienced in Oklahoma oil and gas law) shows any significant defects to the title to the properties, the Joint Venture will remedy those defects before proceeding with operations.

     Based on information the Joint Venture has supplied to Bumgarner, it believes that the title to its properties is generally acceptable to a reasonably prudent operator in the oil and gas industry when acquiring the property. The four leases the Joint Venture owns are subject to 20% landowner royalty interests. Based on the information Bumgarner has seen, it does not believe that any of the leases is subject to any other overriding royalty or other interests, or any liens. These properties may be subject to minor encumbrances, taxes, easements and restrictions.

Ranger Industries, Inc.                                                  Page 14
Form 8-K; February 6, 2001

Based on the information supplied by Inter-Oil & Gas Group, Bumgarner does not believe that any of these burdens materially detract from the value of the properties or will materially interfere with the Joint Venture's ability to force pool the remaining interests in the property or then to drill the contemplated wells on the property.

     Factors that may Affect Future Operating Result. In evaluating Ranger's business, readers of this report should carefully consider the following factors in addition to the other information presented in this report that attempt to advise interested parties of the risks and factors that may affect its participation in the oil and gas industry. As noted elsewhere herein, the future conduct of its oil and gas exploration activities and discussions of possible future activities is dependent upon a number of factors, and there can be no assurance that Ranger, directly or through its subsidiary Bumgarner, will be able to conduct its operations as contemplated herein. These risks include, but are not limited to:

     o the possibility that the described operations, reserves, or exploration or production activities will not be completed or continued on economic terms, if at all.
     o The exploration and development of oil and gas, and mineral properties are enterprises attendant with high risk, including the risk of fluctuating prices for oil, natural gas and other minerals being sought.
     o Imports of petroleum products from other countries may depress prices for oil and gas and are subject to factors beyond its control.
     o Ranger may not encounter adequate oil and gas resources despite expending large sums of money and following the advise of the professional engineers and consultants who will assist it in its operations.
     o Test results and reserve estimates may not be accurate, notwithstanding appropriate precautions, and these inaccuracies could result in spending significant amounts of money on dry holes.
     o The possibility that the estimates on which Ranger is relying are inaccurate and that unknown or unexpected future events may occur that will tend to reduce or increase its ability to operate successfully, if at all.
     o Ranger's ability to participate in these projects may be dependent on the availability of adequate financing from third parties which may not be available on commercially-reasonable terms, if at all.
     o Oil and gas exploration and production have inherent risks including the environment, low prices for oil or gas produced, competition from better financed companies, risk of personal injury or well explosion, and the risk of other failures in either exploration or production.
     o As a result of the completion of the tender offer, Ranger has only a limited amount of working capital available to it and significant liabilities in connection with the purchase of its interest in the interest in the Henryetta Joint Venture. Ranger will need to obtain additional financing to complete its obligations, and there can be no assurance that Ranger will be able to do so.

Ranger Industries, Inc.                                                  Page 15
Form 8-K; February 6, 2001

     o Also as a result of the completion of the tender offer, there are only approximately 900,000 shares of Ranger common stock in the "public float." Consequently shareholders can anticipate that there will be limited trading volume for Ranger common stock and significant volatility.

     Office Facilities. Bumgarner's principal office is (and, as a result of the completion of the merger described above, Ranger's principal office is) located in St. Petersburg, Florida in the home of Charles G. Masters, its president. Ranger and Bumgarner occupy space provided by Mr. Masters at no cost. Ranger and Bumgarner expect to obtain a lease of office space in the St. Petersburg, Florida region on terms that are customary in the area. It has not yet identified any leased space to obtain, but Ranger and Bumgarner believes that there is a significant amount of availability and it expects to be able to find the necessary space on commercially reasonable terms.

     Legal Proceedings. Neither Bumgarner nor the Joint Venture is subject to any pending or, to Bumgarner's knowledge, threatened, legal proceedings. The Joint Venture anticipates initiating some legal proceedings before the Oklahoma Corporation Commission and possibly Judicial action in connection with the Joint Venture's anticipated application for forced pooling.

     Security Ownership of Certain Beneficial Owners and Management. See disclosure in Item 1, above.


Item 6.  Resignation of Registrant's Directors
----------------------------------------------

     Not applicable. Although the Registrant's directors resigned, as disclosed in Item 1, above, in no case did a resigning director express any disagreement with the registrant on any matter relating to the registrant's operations, policies, or practices.

Ranger Industries, Inc.                                                  Page 16
Form 8-K; February 6, 2001

Item 7.  Financial Statements and Exhibits

Financial Statements of Businesses Acquired.

     See Exhibit 1.

Pro Forma Financial Information

     See Exhibit 2.

Exhibits

     Exhibit 1. Financial Statements of Bumgarner Enterprises, Inc. (audited financial statements will be filed within 60 days of the date that the initial report on Form 8-K must be filed pursuant to Item 7(a)(4) of Form 8-K)

     Exhibit 2.     Pro forma financial statements (included herewith)

     Exhibit 3. Agreement and Plan of Merger and Reorganization, dated as of December 29, 2000, by and among Bumgarner Enterprises, Inc., Ranger Industries, Inc. and BEI Acquisition Corporation, as amended by the Amendment to the Agreement and Plan of Merger and Reorganization, dated as of January 23, 2001, by and among Bumgarner Enterprises, Inc., Ranger Industries, Inc. and BEI Acquisition Corporation.


     Exhibit 4. Firm commitment letter dated January 19, 2001, from Guaranty Bank and Trust Company, incorporated by reference from
                    Exhibit 99(b)(1) to the Schedule TO/A and amendments thereto filed by Bumgarner Enterprises, Inc. (005-18370)

     Exhibit 5. Letter dated January 26, 2001, from Guaranty Bank and Trust Company, incorporated by reference from Exhibit 99(b)(2) to the Schedule TO/A and amendments thereto filed by Bumgarner Enterprises, Inc. (005-18370)

     Exhibit 6. Letter Agreement dated January 26, 2001, from Guaranty Bank and Trust Company, incorporated by reference from Exhibit 99(b)(3) to the Schedule TO/A and amendments thereto filed by Bumgarner Enterprises, Inc. (005-18370)

     Exhibit 7. Commercial/Agricultural Revolving or Draw Note-Fixe Rate, dated January 29, 2001, executed by Bumgarner as borrower with Guaranty Bank and Trust Company as lender, incorporated by reference from Exhibit 99(b)(4) to the Schedule TO/A and amendments thereto filed by Bumgarner Enterprises, Inc. (005-18370)

     Exhibit 8. Commercial Security Agreement dated January 29, 2001, between Bumgarner Enterprises, Inc. as debtor and from Guaranty Bank and Trust Company as secured party, incorporated by reference from Exhibit 99(b)(5) to the Schedule TO/A and amendments thereto filed by Bumgarner Enterprises, Inc. (005-18370)

     Exhibit 9. Commercial Assignment of MMDA Account, dated January 29, 2001, incorporated by reference from Exhibit 99(b)(6) to the Schedule TO/A and amendments thereto filed by Bumgarner Enterprises, Inc. (005-18370)

     Exhibit 10. Guaranty dated January 29, 2001, by Charles G. Masters as guarantor, incorporated by reference from Exhibit 99(b)(8) to the Schedule TO/A and amendments thereto filed by Bumgarner Enterprises, Inc. (005-18370)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RANGER INDUSTRIES, INC. (Registrant)



Date: February 13, 2001                     By:  /s/  Charles G. Masters
                                              ----------------------------------
                                                      Charles G. Masters,
                                                      President and Chief
                                                      Executive Officer


Ranger Industries, Inc.                                                  Page 17
Form 8-K; February 6, 2001